                                                                    Exhibit 99.1

For information, contact:
Media - Anne Knisely (713) 309-2643
Investors - Doug Pike (713) 309-7141

                   Lyondell Reports First Quarter 2003 Results

o Rapidly escalating energy and raw material costs impact first-quarter results.

o LYONDELL-CITGO's operating rates and deliveries from Venezuela return to normal in February.

o Lyondell strengthens its Asian propylene oxide position by restructuring its Nihon Oxirane joint venture.

o Equistar bolsters its cash position through long-term propylene supply arrangement and polypropylene asset sale.

     HOUSTON, April 24, 2003 - Rapidly escalating crude oil and natural gas prices reduced profitability at Lyondell Chemical Company (NYSE: LYO) through the first quarter of 2003. The company today announced a net loss for the quarter of $113 million, or $0.70 per share. This compares to a net loss of $55 million, or $0.47 per share, for the first quarter of 2002, and a net loss of $93 million, or $0.58 per share, for the fourth quarter 2002.

                            Lyondell Earnings Summary

Millions except per share amounts            1Q2003      1Q2002      4Q2002
---------------------------------            ------      ------      ------
Sales and other operating revenues           $  989      $  674      $  890
Net loss                                       (113)        (55)        (93)
Basic and diluted net loss per share (a)      (0.70)      (0.47)      (0.58)
Weighted average shares outstanding (a)       160.4       117.6       159.9

(a) Lyondell sold 8.28 million shares of common stock on July 1, 2002, in a public offering and issued 34 million shares of Series B common stock to Occidental on August 22, 2002, in connection with the purchase of Occidental's 29.5% interest in Equistar. Lyondell paid a dividend to Occidental on March 31, 2003, by issuing 604,621 shares of Series B common stock to Occidental in lieu of a dividend payment in cash. Common shares outstanding on March 31, 2003, were 161.3 million shares.

   Supplemental Financial Data - Lyondell and Proportionate Share of Ventures

Millions of dollars                                      1Q2003     1Q2002   4Q2002
-------------------                                      ------     ------   ------
Proportionate sales and other operating revenues (a)     $2,841     $1,575   $2,461
Proportionate EBITDA (b)                                     78        139      136

(a) Includes revenues from sales to affiliates. See page 8 for components of proportionate share of sales and other operating revenues.

(b) See Lyondell's income statements on page 9 and reconciliation of operating income to proportionate EBITDA on page 10. Proportionate EBITDA for the three months ended December 31, 2002, originally reported as $145 million, was restated to include extraordinary charges related to early debt retirement and a restructuring credit related to the ADI business of Lyondell.

     During the quarter, according to the New York Mercantile Exchange (NYMEX), daily crude oil prices peaked at $37.83 per barrel, an increase of $6.63 per barrel over the year-end price, and natural gas prices peaked at $9.57 per million BTUs in late February, an increase of $4.78 per million BTUs over the year-end price. Lyondell and Equistar Chemicals, LP, implemented product price increases in an effort to offset the rapid increases in raw material costs, but the pace of their implementation was not sufficient to fully offset the financial impact of the cost increases during the quarter. At LYONDELL-CITGO Refining LP (LCR), operations benefited as the crude oil supply from Venezuela and overall operating rates returned to full levels in February and March.

     "The volatility and pace of increases in energy and raw material costs, coupled with the general strike in Venezuela, imposed pressures on our enterprise that were as extreme as I have experienced in my years in the industry," said Lyondell President and CEO Dan F. Smith. "Even so, our focus on operational excellence, operating flexibility and financial strategy enabled us to respond and meet the challenges presented in the quarter."

    During the first quarter of 2003, Lyondell completed several projects and transactions that advanced the company's strategy and improved its short-term liquidity. The gains and losses on these projects and transactions, coupled with interest income from a favorable tax-related settlement, increased Lyondell's earnings by $6 million after taxes. The projects and transactions are:

o Lyondell's Intermediate Chemicals & Derivatives segment (IC&D) restructured Nihon Oxirane, its joint venture with Sumitomo Chemical Company, Ltd., in a manner that strengthens Lyondell's position in Asia.

o Equistar entered into a long-term propylene supply arrangement with Sunoco and sold its Bayport polypropylene unit to Sunoco, enabling both companies to focus on their respective strengths and strategic priorities.

o LCR revised plans for its low-sulfur gasoline project by utilizing integration opportunities with Lyondell and CITGO Petroleum Corp. This will result in longer-term reductions in overall capital expenditures.

o Both Lyondell and Equistar successfully renegotiated their bank covenants, enhancing each entity's financial flexibility.

     "Our ability to complete these significant long-term projects and renegotiate our debt covenants during these volatile times demonstrates not only the depth and capability of our organization, but also the confidence that our business and financial partners have in us," Smith said.

OUTLOOK

     While raw material and energy costs peaked in late February and early March, they have since moderated. This, together with increased prices in Equistar's ethylene chain and co-products, has improved ethylene chain economics, particularly for production from crude oil-based raw materials. In IC&D, margins in propylene oxide (PO) and derivatives are improving as a result of price increases that are beginning to take effect. However, the combination of increased product prices and global economic and political uncertainty is negatively impacting IC&D and Equistar sales volumes early in the second quarter.

      "The instability created by the war in Iraq and unrest in other oil-producing nations makes it very difficult to provide a near-term outlook," Smith said. "Nevertheless, margins have improved and we believe the industry is positioned to show a significant near-term rebound barring further economic deterioration or increases in raw material and energy costs. Most importantly, the longer-term fundamentals for our businesses appear to be improving and we expect to benefit when the resolution of global events and economic uncertainties is more clear."

LYONDELL AND JOINT VENTURES

     Lyondell's operations comprise: Lyondell's IC&D segment; Equistar, a joint venture with Millennium Chemicals Inc.; and LCR, a joint venture with CITGO Petroleum Corp. Each plays a unique role in supporting the enterprise during all phases of the business cycle.

Lyondell's Intermediate Chemicals & Derivatives (IC&D) Segment - The IC&D segment includes PO and derivatives, MTBE and styrene. Results in the first quarter 2003 benefited from an $18 million gain related to the restructuring of the Nihon Oxirane joint venture and $15 million of interest income from a favorable tax-related settlement.

                             IC&D Financial Overview

Millions of dollars                       1Q2003        1Q2002        4Q2002
-------------------                       ------        ------        ------
Sales and other operating revenues        $  989        $  674        $  890
Operating income (loss) (a)                  (18)           38            12
EBITDA (a)                                    53            95            69

(a)  See reconciliation of Lyondell operating income (loss) to EBITDA on page
     10. EBITDA for the three months ended December 31, 2002 originally reported as $78 million was restated to include $12 million of pretax charges related to early debt retirement and a $3 million restructuring credit related to the ADI business of Lyondell.

     1Q03 v. 1Q02 - Compared to the first quarter of 2002, higher volumes in PO and derivatives only partially offset the effect of margin compression that resulted from increased energy and raw material costs, particularly propylene. The majority of the financial shortfall occurred in the co-product area, where the previously announced expiration of a major MTBE sales contract with BP and lower margins compared to year-ago levels had a negative impact on performance. Styrene performance was relatively unchanged. Higher product prices and margins improved TDI performance over the same period last year.

     1Q03 v. 4Q02 - Compared to the fourth quarter of 2002, generally higher sales volumes in PO and derivative products essentially offset lower margins that resulted when escalations in raw material costs outpaced increases in product prices. MTBE performance was negatively impacted by a number of factors, including expiration of the BP contract and high raw material costs. Styrene performance was down slightly versus the prior quarter as price increases lagged cost increases. TDI performance in the first quarter

2003 exceeded the previous quarter's performance as a result of volume and price increases and the absence of fourth-quarter maintenance costs.

Equistar Chemicals, LP - Lyondell owns a 70.5 percent interest in Equistar, which consists of the petrochemicals (including ethylene) and polymers segments. Results in the first quarter 2003 included a $12 million loss on the sale of Equistar's Bayport polypropylene asset.

                    Equistar Financial Overview - 100% Basis

Millions of dollars                          1Q2003        1Q2002        4Q2002
-------------------                          ------        ------        ------
Sales and other operating revenues (a)     $  1,641      $  1,136      $  1,431
Operating loss (b)                              (96)          (75)          (62)
EBITDA (b)                                      (19)           (1)           14

(a) Includes revenues from sales to affiliates.
(b) See reconciliation of Equistar operating loss to EBITDA on page 10.

     1Q03 v. 1Q02 - While ethylene and polymer sales prices averaged approximately 10 cents per pound higher compared to the first quarter of 2002, the average cost of ethylene production in the first quarter of 2003, as reported by Chemical Marketing Associates Inc. (CMAI), more than offset those price increases. Equistar's combined ethylene and derivatives sales volumes were essentially flat period to period.

     1Q03 v. 4Q02 - Rapidly escalating natural gas and crude oil prices in the first quarter of 2003 caused the cost of ethylene to increase dramatically. CMAI estimates that in the first quarter of 2003 the cost of ethylene production increased more than 5 cents per pound from the fourth quarter of 2002. While Equistar's product sales price increases in ethylene, polyethylene and ethylene glycol more than equaled the higher ethylene costs, the timing of the price increases was such that the average product margin in the first quarter of 2003 was lower than the average fourth-quarter 2002 product margin. Equistar's combined ethylene and ethylene derivatives sales volumes were essentially unchanged versus the fourth quarter of 2002.

LYONDELL-CITGO Refining LP (LCR) - Lyondell owns a 58.75 percent interest in LCR, a major refiner of heavy crude oil. Results in the first quarter 2003 included a $25 million charge related to the restructuring of LCR's low-sulfur gasoline project.

                       LCR Financial Overview - 100% Basis

Millions of dollars                1Q2003        1Q2002        4Q2002
-------------------                ------        ------        ------
Sales revenues (a)               $  1,183        $  707        $  956
Operating income (b)                   38            49            69
EBITDA (b)                             66            78            97

(a)  Includes revenues from sales to affiliates.
(b) See reconciliation of LCR operating income to EBITDA on page 10. EBITDA for the three months ended December 31, 2002, originally reported as $98 million, was restated to include a $1 million extraordinary charge related to early debt retirement.

     1Q03 v. 1Q02 - Compared to the first quarter of 2002, disruptions in deliveries of crude oil from Venezuela and high natural gas prices negatively impacted LCR's performance. However, these factors were offset by strong spot volumes and refining spreads during the quarter.

     1Q03 v. 4Q02 - LCR's total crude processing rate in the first quarter 2003 was lower than in the previous quarter, averaging 245,000 barrels per day versus 250,000 barrels per day in the fourth quarter 2002. Due to the Venezuelan strike, crude oil volumes processed under the Crude Supply Agreement (CSA) were limited to 194,000 barrels per day during the first quarter 2003, compared to 209,000 barrels per day in the fourth quarter 2002. However, disruptions in crude oil deliveries from Venezuela were limited to January 2003. During February and March, the combination of strong operations, Venezuelan crude deliveries and improved refining margins were sufficient to offset the impact of the January disruptions, but were not enough to offset the impact of higher first-quarter natural gas costs.

CONFERENCE CALL

     Lyondell will host a conference call today, April 24, 2003, at 11:30 a.m. Eastern Time (ET). Participating on the call will be: Dan F. Smith, President and CEO; Morris Gelb, Executive Vice President and COO; T. Kevin DeNicola, Senior Vice President and CFO; and Douglas J. Pike, Director of Investor Relations. The dial-in numbers are 888-385-9734 (U.S - toll free) and 212-547-0409 (international). The call will be broadcast live on the company's web site at www.lyondell.com/earnings.

     A replay of the call will be available from 1:30 p.m. ET April 24 to 5 p.m. ET May 2. The dial-in numbers are 800-925-2380 (U.S) and 412-220-4107
(international). Pass code
for each is 5549. Web replay will be available at 1:30 p.m. ET April 24 on the company's web site at www.lyondell.com/earnings.

     Reconciliations of non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, including this earnings release, will be available at 11:30 a.m. ET at www.lyondell.com/earnings.

ABOUT LYONDELL

     Lyondell Chemical Company, (www.lyondell.com), headquartered in Houston, Texas, is a leading producer of: propylene oxide (PO); PO derivatives, including propylene glycol (PG), butanediol (BDO) and propylene glycol ether (PGE); toluene diisocyanate (TDI); and styrene monomer and MTBE as co-products of PO production. Through its 70.5% interest in Equistar Chemicals, LP, Lyondell also is one of the largest producers of ethylene, propylene and polyethylene in North America and a leading producer of ethylene oxide, ethylene glycol, high value-added specialty polymers and polymeric powder. Through its 58.75% interest in LYONDELL-CITGO Refining LP, Lyondell is one of the largest refiners in the United States processing extra heavy Venezuelan crude oil to produce gasoline, low sulfur diesel and jet fuel.

FORWARD LOOKING STATEMENTS

      The statements in this release relating to matters that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: the cyclical nature of the chemical and refining industries; availability, cost and volatility of raw materials and utilities; governmental regulatory actions and political unrest; global economic conditions; industry production capacity and operating rates; the supply/demand balance for Lyondell's and its joint ventures' products; competitive products and pricing pressures; access to capital markets; technological developments and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to Lyondell's Annual Report on Form 10-K for the year ended December 31, 2002, which was filed in March 2003, and Lyondell's Quarterly Report on Form 10-Q, which will be filed in May 2003.

                                       ###

                            LYONDELL CHEMICAL COMPANY
            SELECTED FINANCIAL AND OPERATING INFORMATION (UNAUDITED)
                              (Millions of dollars)


                                                                                Joint Ventures                   Lyondell and
                                                    Lyondell    ---------------------------------------------    Proportionate
                                                    Chemical       Equistar           LCR           LMC         Share of Equity
                                                    Company          100%             100%          100%        Investments (a)
                                                   ---------    --------------    ------------   -----------   -----------------
Three months ended March 31, 2003:
   Sales and other operating revenues  (b)           $ 989           $ 1,641         $ 1,183           $ -             $ 2,841
   SG&A and R&D                                         51                49              12             -                  93
   EBITDA                                               53               (19)             66             -                  78
   Depreciation and amortization                        57                78              28             -                 126
   Interest expense, net                                83                49              10             -                 123
   Net loss  (c)                                      (113)
   Capital expenditures                                  9  (d)           13              15             -                  27
   Cash dividends                                       28

Three months ended March 31, 2002:
   Sales and other operating revenues  (b)           $ 674           $ 1,136           $ 707          $ 26             $ 1,575
   SG&A and R&D                                         47                49              12             2                  76
   EBITDA                                               95                (1)             78            (2)                139
   Depreciation and amortization                        56                73              29             2                 101
   Interest expense, net                                91                52               8             -                 117
   Net loss  (c)                                       (55)
   Capital expenditures                                 11  (d)           15              22             -                  30
   Cash dividends                                       26

Three months ended December 31, 2002:
   Sales and other operating revenues  (b)           $ 890           $ 1,431           $ 956           $ -             $ 2,461
   SG&A and R&D                                         42                43              14             -                  81
   EBITDA                                               69  (e)           14              97  (e)        -                 136  (e)
   Depreciation and amortization                        67                77              29             -                 136
   Interest expense, net                                96                51               9             -                 137
   Net loss  (c)                                       (93)
   Capital expenditures                                  2  (d)           75              12             -                  62
   Cash dividends                                       28

________

(a) This column reflects Lyondell's 100% owned operations and its pro rata share of each joint venture's operations and is not a presentation in accordance with generally accepted accounting principles. Lyondell had a 41% interest in Equistar Chemicals, LP ("Equistar") through August 22, 2002 and 70.5% thereafter, a 58.75% interest in LYONDELL-CITGO Refining LP ("LCR") and, through April 30, 2002, a 75% interest in LMC. As of May 1, 2002, Lyondell Methanol Company, L.P. ("LMC") is wholly owned by Lyondell and its operations are included in the IC&D business segment.
(b)  Includes revenues from sales to affiliates.
(c)  Includes income (loss) in the joint ventures.
(d) In addition, Lyondell made contributions to the PO-11 joint venture and the U.S. PO joint venture of $30 million, $24 million and $13 million in the three-month periods ended March 31, 2003, December 31, 2002 and March 31, 2002, respectively.
(e) EBITDA for Lyondell and LCR for the three months ended December 31, 2002, was restated to include extraordinary charges related to early debt retirement and a restructuring credit related to the ADI business of Lyondell. EBITDA was originally reported for Lyondell as $78 million, for LCR as $98 million and for Lyondell and proportionate share of equity investments as $145 million and excluded these items.

                            LYONDELL CHEMICAL COMPANY
            SELECTED FINANCIAL AND OPERATING INFORMATION (UNAUDITED)


                                                                         For the three months ended
                                                          ------------------------------------------------------
 INCOME STATEMENTS                                                    March 31,
                                                          -------------------------------      December 31,
 (Millions of dollars, except per share data)                2003              2002               2002 (a)
                                                          --------------   --------------      ------------
  Sales and other operating revenues                      $   989            $   674              $   890
  Operating costs and expenses:
      Cost of sales                                           956                589                  836
      Selling, general and administrative expenses             42                 40                   34
      Research and development                                  9                  7                    8
                                                          -------            -------              -------
          Operating income (loss)                             (18)                38                   12
  Loss from equity investment in Equistar  (b) (c)           (100)               (45)                 (78)
  Income from equity investment in LCR                         19                 27                   37
  Loss from other equity investments                           (2)                (3)                   -
  Interest expense, net                                       (83)               (91)                 (96)
  Other income (expense), net                                  16                  1                  (10)
                                                          -------            -------              -------
      Loss before income taxes                               (168)               (73)                (135)
  Benefit from income taxes                                   (55)               (18)                 (42)
                                                          -------            -------              -------
  Net loss  (b)                                           $  (113)           $   (55)             $   (93)
                                                          =======            =======              =======
  Basic and diluted loss per share:
      Net loss  (b)                                       $ (0.70)           $ (0.47)             $ (0.58)
                                                          =======            =======              =======
  Basic and diluted shares (in thousands)  (d) :          160,419            117,565              159,851
                                                          =======            =======              =======

  INTERMEDIATE CHEMICALS AND DERIVATIVES SEGMENT
  SELECTED OPERATING INFORMATION
  Sales Volumes (millions)
  PO and derivatives (pounds)  (e)                            899                785                  744
  Co-products:
       Styrene monomer (pounds)                               869                786                  889
       MTBE and other TBA derivatives (gallons)               257                267                  303

________
(a) Concurrent with the adoption of Statement of Financial Accounting Standards ("SFAS") No. 145, a previously-reported $8 million after-tax extraordinary charge related to early debt retirement for the three months ended December 31, 2002 was reclassified. The $12 million pretax charge was included in other income (expense), net and the $4 million income tax benefit was included in benefit from income taxes.
(b) As of January 1, 2002, Lyondell's share of Equistar's $1.1 billion charge for the write-off of goodwill, or $432 million, was offset by Lyondell's write-off of a portion of its underlying equity in Equistar's net assets in excess of its investment in Equistar.
(c) Lyondell had a 41% interest in Equistar through August 22, 2002 and 70.5% thereafter.
(d) Lyondell sold 8,280,000 shares of common stock on July 1, 2002 and issued 34,000,000 shares of Series B common stock to Occidental on August 22, 2002. Lyondell paid a dividend to Occidental on March 31, 2003 by issuing 604,621 shares of Series B common stock in lieu of dividend payments in cash.
(e)  Includes propylene oxide ("PO"), PO derivatives and isocyanates.

                               LYONDELL CHEMICAL COMPANY
                SELECTED FINANCIAL AND OPERATING INFORMATION (UNAUDITED)
                                 (Millions of dollars)

                  RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA


                                                                             For the three months ended
                                                                        -----------------------------------
                                                                              March 31,
                                                                        -------------------     December 31,
                                                                         2003          2002        2002(a)
                                                                        ------        ------    ------------
Lyondell (IC&D)
Operating income (loss)                                                   $ (18)       $ 38         $ 12
Add:
      Depreciation and amortization                                          57          56           67
      Other income (expense), net                                            16           1          (10)
      Loss from other equity investments                                     (2)          -            -
                                                                          ------       -----        -----
Lyondell EBITDA                                                           $  53        $ 95         $ 69
                                                                          ======       =====        =====
Equistar
Operating loss                                                            $ (96)       $(75)        $(62)
Add:
      Depreciation and amortization                                          78          73           77
      Other income (expense), net                                            (1)          1           (1)
                                                                          ------       -----        -----
Equistar EBITDA                                                           $ (19)       $ (1)        $ 14
                                                                          ======       =====        =====
Proportionate Share  (b)                                                  $ (13)       $  -         $ 10
                                                                          ======       =====        =====
LCR
Operating income                                                          $  38        $ 49         $ 69
Add:
      Depreciation and amortization                                          28          29           29
      Other expense, net                                                      -           -           (1)
                                                                          ------       -----        -----
LCR EBITDA                                                                $  66        $ 78         $ 97
                                                                          ======       =====        =====
Proportionate Share - 58.75%                                              $  39        $ 46         $ 57
                                                                          ======       =====        =====
EBITDA - Lyondell and Proportionate Share of Equity Investments
Lyondell EBITDA                                                           $  53        $ 95         $ 69
Lyondell share of Equistar EBITDA  (b)                                      (13)          -           10
58.75% of LCR EBITDA                                                         39          46           57
75% of LMC EBITDA through April 30, 2002                                      -          (2)           -
                                                                          ------       -----        -----
Lyondell and Proportionate Share of Equity Investments                    $  78        $139         $136
                                                                          ======       =====        =====

________

(a) EBITDA for Lyondell and LCR for the three months ended December 31, 2002, was restated to include extraordinary charges related to early debt retirement and a credit related to a restructuring. EBITDA was originally reported for Lyondell as $78 million, for LCR as $98 million and for Lyondell and proportionate share of equity investments as $145 million and excluded these items.

(b) Lyondell had a 41% interest in Equistar through August 22, 2002 and 70.5% thereafter.

                         LYONDELL CHEMICAL COMPANY
                SELECTED FINANCIAL INFORMATION (UNAUDITED)
                           (Millions of dollars)


                                                                                    For the three months
                                                                                       ended March 31,
                                                                                 --------------------------
STATEMENTS OF CASH FLOWS                                                          2003                2002
                                                                                 ------              ------
Net loss                                                                         $(113)              $(55)
Adjustments:
     Depreciation and amortization                                                  57                 56
     Loss from equity investments                                                  102                 48
     Gain on sale of investment                                                    (18)                 -
     Accounts receivable                                                           (48)                28
     Inventories                                                                    (5)                13
     Accounts payable  (a)                                                          36                (42)
     Prepaid expenses and other current assets                                      39                 71
     Other assets and liabilities, net                                              (4)                51
                                                                                 ------              -----
          Net cash provided by operating activities  (a)                            46                170
                                                                                 ------              -----
Contributions and advances to affiliates  (b)                                      (51)               (38)
Proceeds from sale of investment                                                    28                  -
Expenditures for property, plant and equipment                                      (9)               (11)
Distributions from affiliates in excess of earnings                                 71                  -
Purchase of other short-term investments                                            (9)                 -
                                                                                 ------              -----
          Net cash provided by (used in) investing activities                       30                (49)
                                                                                 ------              -----
Repayment of long-term debt                                                          -                (13)
Dividends paid                                                                     (28)               (26)
Other                                                                               (3)                 -
                                                                                 ------              -----
          Net cash used in financing activities                                    (31)               (39)
                                                                                 ------              -----
Increase in cash and cash equivalents                                             $ 45               $ 82
                                                                                 ======              =====

________

(a) In March 2003, in consideration of discounts offered by Equistar for early payment, Lyondell paid certain Equistar product invoices totaling $23 million for product delivered in March 2003. Such amounts otherwise would have been expected to be paid in April 2003.
(b) Includes contributions to PO-11 joint venture and U.S. PO joint venture of $30 million and $13 million in the three-month periods ended March 31, 2003 and 2002, respectively.

                              LYONDELL CHEMICAL COMPANY
                     SELECTED FINANCIAL INFORMATION (UNAUDITED)
                                (Millions of dollars)

                                                                                 March 31,       December 31,
 BALANCE SHEET                                                                     2003             2002
                                                                                 ---------       ------------
 Cash and cash equivalents                                                        $ 331             $ 286
 Other short-term investments                                                        53                44
 Accounts receivable, net                                                           412               396
 Inventories                                                                        352               344
 Prepaid expenses and other current assets                                           69                66
 Deferred tax assets                                                                 35                35
                                                                               ---------          --------
     Total current assets                                                         1,252             1,171
 Property, plant and equipment, net                                               2,364             2,369
 Investments and long-term receivables:
     Investment in Equistar                                                       1,084             1,184
     Investment in PO joint ventures                                                796               770
     Receivable from LCR                                                            229               229
     Investment in LCR                                                               20                68
     Other investments and long-term receivables                                     87                98
 Goodwill, net                                                                    1,124             1,130
 Other assets, net                                                                  412               429
                                                                               ---------          --------
     Total assets                                                               $ 7,368           $ 7,448
                                                                               =========          ========

 Accounts payable                                                                 $ 384             $ 344
 Current maturities of long-term debt                                                 1                 1
 Other accrued liabilities                                                          331               279
                                                                               ---------          --------
     Total current liabilities                                                      716               624
 Long-term debt                                                                   3,926             3,926
 Other liabilities                                                                  663               673
 Deferred income taxes                                                              824               881
 Minority interest                                                                  145               165
 Stockholders' equity (161,308,190 and 160,413,144 shares outstanding
     respectively at March 31, 2003 and December 31, 2002)                        1,094             1,179
                                                                               ---------          --------
     Total liabilities and stockholders' equity                                 $ 7,368           $ 7,448
                                                                               =========          ========

                                                                              For the three
                                                                              months ended
                                                                             March 31, 2003
                                                                             ---------------
 Investment in Equistar, beginning of period                                    $ 1,184
 Lyondell's share of Equistar net loss                                             (100)
                                                                               ---------
 Investment in Equistar, end of period                                          $ 1,084
                                                                               =========
 Investment in LCR, beginning of period                                            $ 68
 Lyondell's share of LCR net income                                                  19
 Cash distributions from LCR                                                        (88)
 Cash contributions to LCR                                                           21
                                                                               ---------
 Investment in LCR, end of period                                                  $ 20
                                                                               =========


                    LYONDELL CHEMICAL COMPANY
                      EQUISTAR CHEMICALS, LP
            SELECTED FINANCIAL AND OPERATING INFORMATION (UNAUDITED)


                                                                                 For the three months ended
                                                                         ----------------------------------------
 INCOME STATEMENTS                                                             March 31,
                                                                         ----------------------      December 31,
 (Millions of dollars)                                                    2003           2002           2002
                                                                         ------         ------       ------------
 Sales and other operating revenues  (a)                                $1,641         $ 1,136           $1,431
 Operating costs and expenses:
     Cost of sales                                                       1,688           1,162            1,450
     Selling, general and administrative expenses                           40              40               33
     Research and development                                                9               9               10
                                                                        -------       ---------         --------
         Operating loss                                                    (96)            (75)             (62)
 Interest expense, net                                                     (49)            (52)             (51)
 Other income (expense), net                                                (1)              1               (1)
                                                                        -------       ---------         --------
     Loss before cumulative effect of accounting change                   (146)           (126)            (114)
 Cumulative effect of accounting change  (b)                                 -          (1,053)               -
                                                                        -------       ---------         --------
 Net loss  (c)                                                          $ (146)        $(1,179)          $ (114)
                                                                        =======       =========         ========
 SELECTED FINANCIAL AND OPERATING INFORMATION
 (Millions of dollars)
 Sales and other operating revenues (a)
 Petrochemicals segment                                                 $1,536         $   993           $1,284
 Polymers segment                                                          513             410              476
 Intersegment eliminations                                                (408)           (267)            (329)
                                                                        -------       ---------         --------
     Total                                                              $1,641         $ 1,136           $1,431
                                                                        =======       =========         ========
 Operating loss
 Petrochemicals segment                                                 $  (32)        $   (24)          $   (5)
 Polymers segment                                                          (35)            (21)             (33)
 Unallocated                                                               (29)            (30)             (24)
                                                                        -------       ---------         --------
     Total                                                              $  (96)        $   (75)          $  (62)
                                                                        =======       =========         ========
EBITDA before cumulative
  effect of accounting change                                           $  (19)        $    (1)          $   14

Sales Volumes (millions)  (a)
Selected petrochemical products:
     Ethylene, propylene and other olefins (pounds)                      3,921           4,137            4,026
     Aromatics (gallons)                                                    94              86               87
Polymers products (pounds)                                               1,397           1,508            1,471

________

(a)  Includes revenues and volumes from sales to affiliates.

(b) Concurrent with the adoption of SFAS No. 142, Equistar reviewed goodwill for impairment and concluded that the entire balance was impaired, resulting in the $1.1 billion charge.

(c)  As a partnership, Equistar is not subject to federal income taxes.

                            LYONDELL CHEMICAL COMPANY
                             EQUISTAR CHEMICALS, LP
                   SELECTED FINANCIAL INFORMATION (UNAUDITED)
                              (Millions of dollars)


                                                        March 31,     December 31,
BALANCE SHEETS                                             2003          2002
                                                        ---------     ------------
Cash and cash equivalents                                $  112         $   27
Accounts receivable, net  (a)                               563            625
Inventories                                                 461            424
Prepaid expenses and other current assets                    44             50
                                                         ------         ------
    Total current assets                                  1,180          1,126
Property, plant and equipment, net                        3,469          3,565
Other assets, net                                           394            361
                                                         ------         ------
    Total assets                                         $5,043         $5,052
                                                         ======         ======
Accounts payable                                         $  519         $  459
Current maturities of long-term debt                        332             32
Other accrued liabilities                                   133            223
                                                         ------         ------
    Total current liabilities                               984            714
Long-term debt                                            1,896          2,196
Other liabilities                                           388            221
Partners' capital                                         1,775          1,921
                                                         ------         ------
    Total liabilities and partners' capital              $5,043         $5,052
                                                         ======         ======



                                                                  For the three months ended
                                                          ---------------------------------------
                                                               March 31,            December 31,
                                                          ------------------      ---------------
OTHER INFORMATION                                          2003        2002             2002
                                                          -----       ------           -----
Cash flow from operations  (a)                            $  67       $(119)           $ 173
Capital expenditures                                         13          15               75

Depreciation and amortization:
     Petrochemicals segment                               $  57       $  53            $  55
     Polymers segment                                        16          14               16
     Other                                                    5           6                6
                                                          -----       -----            -----
         Total depreciation and amortization              $  78       $  73            $  77
                                                          =====       =====            =====


(a) In consideration of discounts offered to certain customers for early payments for product delivered in March 2003, some receivable amounts were collected in March 2003 that otherwise would have been expected to be collected in April 2003, including $23 million from Lyondell and $46 million from Occidental.

                            LYONDELL CHEMICAL COMPANY
                           LYONDELL-CITGO REFINING LP
            SELECTED FINANCIAL AND OPERATING INFORMATION (UNAUDITED)


CONDENSED BALANCE SHEETS                                    March 31,    December 31,
(Millions of dollars)                                          2003         2002
                                                            ---------    ------------
Total current assets                                         $  271        $  357
Property, plant and equipment, net                            1,275         1,312
Deferred charges and other assets, net                           90            88
                                                             ------        ------
    Total assets                                             $1,636        $1,757
                                                             ======        ======

Other current liabilities                                    $  372        $  514
Long-term debt                                                  450           450
Loans payable to partners                                       264           264
Other liabilities and deferred credits                          127           126
Partners' capital                                               423           403
                                                             ------        ------
    Total liabilities and partners' capital                  $1,636        $1,757
                                                             ======        ======



                                                                  For the three months ended
                                                              ----------------------------------
 INCOME STATEMENTS                                                  March 31,
                                                              -----------------   December 31,
(Millions of dollars)                                           2003      2002       2002 (a)
                                                              --------   -------  ------------
Sales and other operating revenues  (b)                      $ 1,183     $   707     $   956
Operating costs and expenses:
     Cost of sales                                             1,133         646         873
     Selling, general and administrative expenses                 12          12          14
                                                              -------    -------     -------
         Operating income                                         38          49          69
Interest expense, net                                            (10)         (8)         (9)
Other expense                                                   --          --            (1)
                                                              -------    -------     -------
Net income  (c)                                              $    28     $    41     $    59
                                                             =======     =======     =======

OTHER INFORMATION
(Millions of dollars)
Cash flow from operations                                    $    58     $    61     $   144
Capital expenditures                                              15          22          12
Depreciation and amortization                                     28          29          29

EBITDA  (d)                                                  $    66     $    78     $    97

SELECTED OPERATING INFORMATION
Sales Volumes (including intersegment sales)  (b)
Refined products (thousand barrels per day):
     Gasoline                                                    113         105         116
     Diesel and heating oil                                       78          80          90
     Jet fuel                                                     21          22          15
     Aromatics                                                     9           8           9
     Other refinery products                                      83         115          81
                                                             -------     -------     -------
         Total refined products volumes                          304         330         311
                                                             =======     =======     =======

Refinery Runs
Crude processing rates (thousand barrels per day):
    Crude Supply Agreement                                       194         229         209
    Other crude oil                                               51          32          41
                                                             -------     -------     -------
        Total crude oil                                          245         261         250
                                                             =======     =======     =======

________
(a) Concurrent with the adoption of SFAS No. 145, a previously-reported $1 million extraordinary charge related to early debt retirement for the three months ended December 31, 2002, was reclassified and included in other expense.

(b)  Includes revenues and volumes from sales to affiliates.

(c)  As a partnership, LCR is not subject to federal income taxes.

(d) EBITDA for the three months ended December, 31, 2002, originally reported as $98 million, was restated to include an extraordinary charge related to early debt retirement.

                            LYONDELL CHEMICAL COMPANY
            SELECTED FINANCIAL AND OPERATING INFORMATION (UNAUDITED)
                              (Millions of dollars)

                             DAYS OF WORKING CAPITAL


Lyondell                                                            March 31,    December 31,
                                                                      2003           2002
                                                                   ----------    ------------
Working Capital:  (a)
    Accounts receivable                                             $   412        $   396
    Inventories                                                         352            344
    Accounts payable  (b)                                              (384)          (344)
                                                                    -------        -------
         Total                                                          380            396
    Add:  Accounts receivable sold                                       81             65
                                                                    -------        -------
         Adjusted working capital                                   $   461        $   461
                                                                    =======        =======
 Days of Working Capital:
    Sales and other operating revenues for the three months ended   $   989        $   890
    Number of days in quarter                                            90             92
    Sales per day                                                   $  11.0        $   9.7
    Days of working capital (b) (c)                                      42             48

 Equistar

Working Capital:  (a)
    Accounts receivable  (d)                                        $   563        $   625
    Inventories                                                         461            424
    Accounts payable                                                   (519)          (459)
                                                                    -------        -------
         Total                                                          505            590
    Add:  Accounts receivable sold                                       96             81
                                                                    -------        -------
         Adjusted working capital                                   $   601        $   671
                                                                    =======        =======

 Days of Working Capital:
    Quarterly sales revenue for the three months ended              $ 1,641        $ 1,431
    Number of days in quarter                                            90             92
    Sales per day                                                   $  18.2        $  15.6
    Days of working capital  (c) (d)                                     33             43

________

(a) Defined as the major controllable components of working capital - receivables, inventories and payables. Receivables sold are added back for consistency as such amounts are included in sales and in the sales per day calculation. Management believes that this provides useful information to investors because it reflects Lyondell's and Equistar's reponsibility for administration and collection of said amounts.
(b) In March 2003, in consideration of discounts offered by Equistar for early payment, Lyondell paid certain Equistar product invoices totaling $23 million for product delivered in March 2003. Such amounts otherwise would have been expected to be paid in April 2003 and would have reduced days of working capital as of March 31, 2003 to 40 days.
(c) Days of working capital are calculated as adjusted working capital divided by sales per day.
(d) In consideration of discounts offered to certain customers for early payment for product delivered in March 2003, some receivable amounts were collected in March 2003 that otherwise would have been expected to be collected in April 2003, including $23 million from Lyondell and $46 million from Occidental. Had such amounts been collected in April 2003, days of working capital as of March 31, 2003 would have been 37 days.